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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this registration statement on Form 10/A (File No. 001-11639) of our report dated January 25, 1996 (Note 14 is dated February 1, 1996), on our audits of the consolidated financial statements and financial statement schedule of Lucent Technologies Inc. at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

1301 Avenue of the Americas
New York, New York
March 22, 1996